                                                                     EXHIBIT 4.9
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                          TRICO MARINE SERVICES, INC.
                         TRICO MARINE OPERATORS, INC.
                           TRICO MARINE ASSETS, INC.

                                      and

                        the New Guarantors named herein


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                             SERIES E AND SERIES F

                         8-1/2% SENIOR NOTES DUE 2005


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                            -----------------------


                         FIRST SUPPLEMENTAL INDENTURE
                     AND AMENDMENT - SUBSIDIARY GUARANTEE


                            -----------------------





                   CHASE BANK OF TEXAS NATIONAL ASSOCIATION

                                    Trustee




                            -----------------------



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                         FIRST SUPPLEMENTAL INDENTURE


     This FIRST SUPPLEMENTAL INDENTURE, dated as of March 19, 1998 (this "Supplemental Indenture"), is among Trico Marine Services, Inc., a Delaware corporation (the "Company"), Trico Marine Operators, Inc., a Louisiana corporation ("Operators"), Trico Marine Assets, Inc., a Delaware corporation ("Assets"), each of the parties identified under the caption "New Guarantors" on the signature page hereto (the "New Guarantors") and Chase Bank of Texas National Association, as successor to Texas Commerce Bank National Association, as Trustee.

                                   RECITALS

     WHEREAS, the Company, Operators, Assets and the Trustee entered into an Indenture, dated as of December 24, 1997 (the "Indenture"), pursuant to which the Company issued $70,000,000 in principal amount of 8-1/2% Senior Notes due 2005 (the "Notes"); and

     WHEREAS, Section 9.01(f) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute a guarantee (a "Subsidiary Guarantee") to comply with Section 10.02 thereof without the consent of the Holders of the Notes; and

     WHEREAS, Section 9.01(a) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture to cure ambiguities, defects and inconsistencies without the consent of the holders of the Notes; and

     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation, bylaws or other similar organizational documents of the Company, Operators, Assets, the New Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, Operators, Assets, the New Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, Operators, Assets, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

     Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     Section 1.02 This Supplemental Indenture shall be deemed to have become effective on December 24, 1997 (the "Effective Date").

                                   ARTICLE 2

     From the Effective Date, in accordance with Section 10.02 and by executing this Supplemental Indenture and the accompanying Subsidiary Guarantee (a copy of which is attached hereto), the New Guarantors whose signatures appear below shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

                                   ARTICLE 3

     Section 4.09(d) of the Indenture is hereby amended, effective as of the Effective Date, by adding, immediately following the phrase "Guarantees of the Original Notes," the phrase "the Series F Notes, the Subsidiary Guarantees of the Series F Notes."

                                   ARTICLE 4

     Section 4.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

     Section 4.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     Section 4.03 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

     Section 4.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                              TRICO MARINE SERVICES, INC.


                              By:    /s/  VICTOR M. PEREZ
                                     ------------------------
                                          Victor M. Perez
                                     Vice President and Chief
                                        Financial Officer

                              TRICO MARINE OPERATORS, INC.



                              By:    /s/  VICTOR M. PEREZ
                                   --------------------------------
                                   Name:  Victor M. Perez
                                   Title:  Vice President and Chief
                                              Financial Officer

                              TRICO MARINE ASSETS, INC.



                              By:   /s/  VICTOR M. PEREZ
                                   ---------------------------------
                                   Name:  Victor M. Perez
                                   Title: Vice President and Chief
                                              Financial Officer

                              NEW GUARANTORS:

                              TRICO MARINE INTERNATIONAL
                                   HOLDINGS, B.V.



                              By:   /s/  RONALD O. PALMER
                                   ----------------------------------
                                   Name:  Ronald O. Palmer
                                   Title: Managing Director

                              SAEVIK SUPPLY ASA



                              By:   /s/  KIM DOBROWEN
                                   ----------------------------------
                                   Name:  Kim Dobrowen
                                   Title: Director



                              SAEVIK SHIPPING AS



                              By:   /s/  KIM DOBROWEN
                                   ----------------------------------
                                   Name:  Kim Dobrowen
                                   Title: Director

                              TRUSTEE:

                                   CHASE BANK OF TEXAS NATIONAL
                                   ASSOCIATION, as Trustee



                              By:   /s/ REBECCA A. NEWMAN
                                   --------------------------------------
                                   Name:  Rebecca A. Newman
                                   Title: Vice President and Trust Officer


                             SUBSIDIARY GUARANTEE

     Subject to Section 10.06 of the Indenture, dated December 24, 1997 (the "Indenture") by and among Trico Marine Services, Inc., a Delaware corporation (the "Company"), Trico Marine Operators, Inc., a Louisiana corporation, Trico Marine Assets, Inc., a Delaware corporation and Texas Commerce Bank National Association, as trustee, each of the undersigned (collectively, the "New Guarantors" and each a "New Guarantor") hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the New Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders to accelerate the Obligations of the New Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The New Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a New Guarantor. Each New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, the New Guarantors or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company, the Guarantors or the New Guarantors, any amount paid by the Company, the Guarantors or any New Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each New Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each New Guarantor further agrees that, as between the New Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purpose of this Subsidiary Guarantee. The New Guarantors shall have the right to seek contribution from any non-paying Guarantor or New Guarantor as long as the exercise of such right does not impair the rights of the Holders under this or any other Subsidiary Guarantee.

     The obligations of the New Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Sections 10.4 and 10.5 of the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each New Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee or an authenticating agent under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each New Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture, (ii) the amount, if any, which would not have (A) rendered such New Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or

(B) left such New Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into and (iii) in the case of Seivik Supply ASA and Seivik Shipping AS, the maximum amount permitted under applicable Norwegian law; provided that, it will be a presumption in any lawsuit or other proceeding in which a New Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such New Guarantor, or debtor in possession or trustee in bankruptcy of such New Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the New Guarantor is limited to the amount set forth in clauses (ii) or (iii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a New Guarantor in accordance with the previous sentence, the right of the New Guarantors to contribution from the Guarantors and other New Guarantors and any other rights such New Guarantors may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used and not defined herein have the same meanings given in the Indenture unless otherwise indicated.


                              TRICO MARINE INTERNATIONAL
                                   HOLDINGS, B.V.



                              By:  ____________________________________
                                   Name:
                                   Title:

                              SAEVIK SUPPLY ASA



                              By:  ____________________________________
                                   Name:
                                   Title:

                              SAEVIK SHIPPING AS



                              By:  ____________________________________
                                   Name:
                                   Title: